Exhibit 99

News	Release

CCNE		Contact: Brian W. Wingard
NASDAQ		Treasurer
L I S T E D		(814) 765-9621

CNB FINANCIAL ANNOUNCES FIRST QUARTER DIVIDEND CLEARFIELD, PENNSYLVANIA – February 11, 2014

The Board of Directors of CNB Financial Corporation [Nasdaq: CCNE] has announced the declaration of 16.5 cents per share quarterly dividend payable on March 14, 2014 to shareholders of record on February 28, 2014.

CNB Financial Corporation is a $2.1 billion bank holding company conducting business primarily through CNB Bank, the Corporation's principal subsidiary. CNB Bank operations include a private banking division and twenty-nine full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. FCBank, a division of CNB Bank, operates eight full-service offices in Ohio.

For further information regarding the stock of CNB Financial Corporation, please call

(814) 765-9621, CNB Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

CNB Bank websites can be found at www.bankcnb.com, www.eriebank.net, and www.fcbankohio.com.